Exhibit 99.1

Ventyx Biosciences Reports Third Quarter 2022 Financial Results and Highlights Recent Corporate Progress

We are on track to initiate Phase 2 trials of our allosteric TYK2 inhibitor VTX958 in psoriasis, Crohn’s disease and psoriatic arthritis this quarter

Cash, cash equivalents and marketable securities of $412.4 million as of September 30, 2022, including proceeds from recent private placement, are expected to fund operations into 2025

Ventyx to host conference call and webcast today at 4:30 PM ET

ENCINITAS, Calif., November 3, 2022 (GLOBE NEWSWIRE) – Ventyx Biosciences, Inc. (Nasdaq: VTYX) (“Ventyx”), a clinical-stage biopharmaceutical company focused on advancing novel oral therapies that address a range of inflammatory diseases with significant unmet medical need, today announced financial results for the third quarter ended September 30, 2022 and highlighted recent pipeline and business progress.

“We continue to execute on all fronts with our pipeline of differentiated assets that includes our TYK2 inhibitor VTX958, our S1P1R modulator VTX002 and our peripheral NLRP3 inhibitor VTX2735. We plan to initiate Phase 2 trials of VTX958 in psoriasis, Crohn’s disease and psoriatic arthritis this quarter and we have made significant progress in enrollment of our Phase 2 trial of VTX002 in ulcerative colitis. Additionally, we continue to progress our NLRP3 inhibitor programs with VTX2735 advancing towards a confirmation-of-mechanism trial in patients and our CNS-penetrant inhibitor, VTX3232, moving through IND-enabling studies,” said Raju Mohan, Chief Executive Officer. “We also strengthened our financial position by raising gross proceeds of $176.6 million from a private placement of our stock in the third quarter of this year. This financing extends our cash runway into 2025 and provides us with additional capital to continue the clinical development of our wholly owned portfolio of potential best-in-class oral medicines.”

Pipeline Updates

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VTX958 (TYK2 Inhibitor): We reported positive Phase 1 single-ascending dose (SAD) and multiple-ascending dose (MAD) data in healthy volunteers during the third quarter. In the Phase 1 SAD/MAD trial, VTX958 demonstrated an excellent safety profile with dose-dependent pharmacokinetic and pharmacodynamic data supporting class-leading target coverage of TYK2-mediated pathways. Based on these results, we plan to initiate Phase 2 trials in psoriasis, Crohn’s disease and psoriatic arthritis in the fourth quarter of 2022.
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VTX002 (S1P1R Modulator): We continue to make significant progress enrolling patients in our Phase 2 randomized, placebo-controlled trial of VTX002 in patients with moderate-to-severe active ulcerative colitis. We expect to report topline data in 2023.
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VTX2735 (Peripheral NLRP3 Inhibitor): We plan to initiate a confirmation-of-mechanism Phase 2 trial in cryopyrin-associated periodic syndrome (CAPS) patients in the fourth quarter of 2022. We believe the clinical profile of VTX2735 offers tremendous opportunity to fully explore the therapeutic potential of systemic NLRP3 inhibition across a broad range of chronic inflammatory conditions, including dermatologic, rheumatologic and cardiovascular diseases.
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VTX3232 (CNS-penetrant NLRP3 Inhibitor): We are advancing VTX3232 through IND-enabling studies and expect to initiate a Phase 1 trial in healthy volunteers in the first quarter of 2023. In addition to safety assessment, the Phase 1 trial will also evaluate pharmacokinetic evidence of CNS-distribution. We believe VTX3232 may be the first true CNS-penetrant NLRP3 inhibitor to enter the clinic and may provide therapeutic utility in a broad range of neuroinflammatory diseases, including Parkinson’s disease. We note that VTX3232 also provides robust peripheral inhibition of NLRP3.

Third Quarter 2022 Financial Results

The amounts presented below for the third quarter of 2022 reflect the financial results of Ventyx Biosciences, Inc. and its two wholly-owned subsidiaries, Oppilan Pharma Limited (Oppilan) and Zomagen Biosciences Ltd (Zomagen), on a consolidated basis.

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Cash Position: Cash, cash equivalents and marketable securities were $412.4 million as of September 30, 2022. We believe our current cash, cash equivalents and marketable securities are sufficient to fund planned operations into 2025.
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Research and Development (R&D) Expenses: R&D expenses were $25.5 million for the quarter ended September 30, 2022, compared to $10.5 million for the quarter ended September 30, 2021.

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General and Administrative (G&A) Expenses: G&A expenses were $6.0 million for the quarter ended September 30, 2022, compared to $2.2 million for the quarter ended September 30, 2021.
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Net Loss: Net loss was $30.5 million for the quarter ended September 30, 2022, compared to $12.8 million for the quarter ended September 30, 2021.

Conference Call Information

Ventyx will host a conference call today at 4:30 p.m. ET to discuss third quarter results and provide a corporate update. To participate in the conference call, please dial (800) 343-4136 (U.S.) or (203) 518-9843 (international) and reference passcode VTYXQ322. A live audio webcast will be available in the Investors section of the company’s website at www.ventyxbio.com. A recording of the webcast will be available for thirty days following the call.

About Ventyx Biosciences

Ventyx is a clinical-stage biopharmaceutical company focused on developing innovative oral medicines for patients living with autoimmune and inflammatory disorders. We believe our ability to efficiently discover and develop differentiated drug candidates will allow us to address important unmet medical need with novel oral therapies that can shift immunology markets from injectable to oral drugs. Our current pipeline includes three clinical-stage internally discovered programs targeting TYK2, S1P1R and NLRP3, positioning us to become a leader in the development of oral immunology therapies. Ventyx is headquartered in Encinitas, California. For more information about Ventyx, please visit www.ventyxbio.com.

Forward-Looking Statements

Ventyx cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Ventyx’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: management’s beliefs regarding the potential of Ventyx’s product candidates, including that some have the potential to be best-in-class or may have therapeutic utility across a broad range of indications; the anticipated timing of commencement, enrollment and completion of clinical trials for Ventyx’s product candidates, including plans to advance VTX958 into Phase 2 trials in psoriasis, psoriatic arthritis and Crohn’s disease; the anticipated timing for releasing top-line data for the Phase 2 randomized, placebo-controlled clinical trial for VTX002; the potential of Ventyx’s product candidates to address a broad range of immune-mediated diseases; anticipated timing for initiating a Phase 2 trial for VTX2735 in CAPS; anticipated timing for initiating a Phase 1 trial for VTX3232; plans to advance Ventyx’s product candidates; and the expected timeframe for funding Ventyx’s operating plan with current cash, cash equivalents and marketable securities. The inclusion of forward-looking statements should not be regarded as a representation by Ventyx that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Ventyx’s business, including, without limitation, potential delays in the commencement, enrollment and completion of clinical trials; Ventyx’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; which may be impacted by disruptions in the supply chain, including raw materials needed for manufacturing, animals used in research, delays in site activations and enrollment of clinical trials; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of Ventyx’s clinical trials and preclinical studies for its product candidates; interim results not necessarily being predictive of final results; the potential of one or more outcomes to materially change as the trial continues and more patient data become available and following more comprehensive audit and verification procedures; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Ventyx’s ability to obtain and maintain intellectual property protection for its product candidates; the use of capital resources by Ventyx sooner than expected; disruption to our operations from the ongoing global outbreak of the COVID-19 pandemic, or from the ongoing military conflict in Ukraine, including clinical trial delays; and other risks described in Ventyx’s prior press releases and Ventyx’s filings with the Securities and Exchange Commission (SEC), including in Part II, Item 1A (Risk Factors) of Ventyx’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 filed on August 15, 2022, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Ventyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Relations Contact

Patti Bank
Managing Director
ICR Westwicke
(415) 513-1284
IR@ventyxbio.com

Ventyx Biosciences, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Operating expenses:
Research and development (includes related party amounts of $220, $287, $653 and 839, respectively)	$25,468	$10,545	$57,553	$44,657
General and administrative (includes related party amounts of $0, $0, $0 and $116, respectively)	5,952	2,242	17,012	4,664
Total operating expenses	31,420	12,787	74,565	49,321
Loss from operations	(31,420)	(12,787)	(74,565)	(49,321)
Other (income) expense:
Other (income) expense	(958)	(13)	(1,353)	31
Interest expense - related party	—	—	—	99
Change in fair value of notes and derivative - related party	—	—	—	11,051
Change in fair value of Series A tranche liability	—	—	—	5,476
Total other (income) expense	(958)	(13)	(1,353)	16,657
Net loss	(30,462)	(12,774)	(73,212)	(65,978)
Deemed dividend	—	—	—	(1,552)
Net loss attributable to common shareholders	$(30,462)	$(12,774)	$(73,212)	$(67,530)
Net loss	$(30,462)	$(12,774)	$(73,212)	$(65,978)
Unrealized gain (loss) on marketable securities	17	6	(1,204)	6
Foreign currency translation	(38)	23	(50)	11
Comprehensive loss	$(30,483)	$(12,745)	$(74,466)	$(65,961)
Net loss per share attributable to common shareholders, basic and diluted	$(0.59)	$(3.17)	$(1.43)	$(19.81)
Shares used to compute basic and diluted net loss per share attributable to common shareholders	51,667,768	4,026,083	51,037,771	3,409,036

Ventyx Biosciences, Inc.

Selected Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	September 30,	December 31,
	2022	2021
Cash, cash equivalents and marketable securities	$412,423	$286,724
Working capital	382,729	250,737
Total assets	420,445	291,482
Total liabilities	36,912	12,283
Accumulated deficit	(191,011)	(117,799)
Total stockholders' equity	383,533	279,199